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                                                                Exhibit 10.20(B)


                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                               BOARD OF DIRECTORS
                           RETIREMENT PLAN RESOLUTIONS



         WHEREAS, Resource Bancshares Mortgage Group, Inc. (the "Corporation") maintains the RBMG, Inc. Pension Plan, effective January 1, 1994 (the "Pension Plan") for the benefit of the eligible employees of the Corporation; and

         WHEREAS, the Corporation maintains the RBMG, Inc. Pension Restoration Plan, amended and restated effective as of January 1, 1995 (the "Restoration Plan"), to provide an unfunded deferred compensation arrangement for selected executives which provides benefits without regard to the restrictions on benefits as contained in the federal regulations applicable to the Pension Plan; and

         WHEREAS, the Corporation maintains the Resource Bancshares Mortgage Group, Inc. Retirement Savings Plan (the "401(k) Plan") for the benefit of the eligible employees; and

         WHEREAS, the Corporation desires to restructure the retirement benefits payable to its eligible employees so as to increase the portability of retirement benefits and to concentrate the accrual of retirement benefits in the 401(k) Plan; and

         WHEREAS, the Corporation intends to implement the restructuring of the retirement benefits provided through the Corporation's retirement plans by freezing benefit accruals under the Pension plan and the Restoration Plan and amending the 401(k) Plan to provide for additional contributions; and

         WHEREAS, in Section 13.01 of the Pension Plan, the Corporation reserved the right by action of the Board of Directors to amend the Plan; and

         WHEREAS, in Section 4.1 of the Restoration Plan, the Corporation reserved the right by action of the Board of Directors to suspend or amend the Restoration Plan; and

         WHEREAS, in Section 10.1 of the 401(k) Plan, the Corporation reserved the right by action of its Board of Directors to amend the 401(k) Plan; and

         WHEREAS, in Section 1.05(a) of the 401(k) Plan, the employer contributions under the 401(k) Plan are established for each plan year by the Corporation.

         NOW, THEREFORE, IT IS HEREBY

         RESOLVED, that the Fourth Amendment to the Pension Plan, which has been distributed to and reviewed by the directors and a copy of which is directed to be attached to the minutes of this meeting, shall be and hereby is adopted and approved.

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         RESOLVED, FURTHER, the officers of the Corporation are hereby authorized and directed to execute and deliver the Fourth Amendment as adopted to be effective as specified therein.

         RESOLVED, FURTHER, that additional benefit accruals under the Restoration Plan shall be frozen effective as of May 31, 2000; such freezing of additional benefit accruals shall remain in effect until the Board of Directors of the Corporation approves a resolution approving the resumption of benefit accruals under the Restoration Plan and, subject to the Corporation's rights to terminate, suspend, or amend the Restoration Plan, the remaining sections of the Restoration Plan shall remain in full force and effect.

         RESOLVED, FURTHER, that the Third Amendment to the 401(k) Plan, which has been distributed to and reviewed by the directors and a copy of which is directed to be attached to the minutes of this meeting, shall be and hereby is adopted and approved.

         RESOLVED, FURTHER, the officers of the Corporation shall be and hereby are authorized and directed (1) to execute and deliver the Third Amendment as adopted to be effective as specified therein, and (2) to revise the adoption agreement of the 401(k) Plan to reflect the adoption of the Third Amendment.

         RESOLVED, FURTHER, the Board of Directors establishes an employer contribution under the 401(k) Plan equal to two percent (2%) of the participant's compensation. The above described employer contributions shall be effective for all compensation earned on or after January 1, 2000 and such employer contributions shall continue until suspended, amended, or changed by action of the Corporation's Board of Directors.

         RESOLVED, FURTHER, that the officers of the Corporation are hereby authorized to take such further action as may be appropriate to carry out the purpose and intent of the foregoing resolutions.